FORM OF CAPITAL SECURITY CERTIFICATE

                  This Capital Security is a Global Security within the meaning of the Declaration hereinafter referred to and is regis tered in the name of The Depository Trust Company (the "Deposi tary") or a nominee of the Depositary. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or to another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Capital Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the Trust or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS INSTRUMENT IS NOT A SAVINGS ACCOUNT OR A BANK DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING AFFILIATE OF NATIONSBANK CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

Certificate Number

__-R-_____________                           CUSIP No. _______________
                                             ISIN No. ________________
                                             Common Code No.__________


             Certificate Evidencing __________ Floating Rate Capital
                                   Securities

                                       of

                              NB CAPITAL TRUST III


                        Floating Rate Capital Securities
                (liquidation amount $1,000 per Capital Security)

                  NB CAPITAL TRUST III, a statutory  business trust formed under the laws of the State of Delaware (the "Trust"), hereby
certifies  that  CEDE  &  CO.  (the   "Holder")  is  the  registered   owner  of
________________ Capital Securities of the Trust representing undivided preferred beneficial interests in the assets of the Trust designated the Floating Rate Capital Securities (liquida tion amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of January __, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Capital Securities Guarantee to the extent provided therein. The Declaration permits the Sponsor to dissolve the Trust at any time. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee and the Indenture to a Holder with out charge upon written request to the Sponsor at its principal place of business.

                  Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                  By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Notes as indebtedness and the Capital Securities as evidence of indirect beneficial ownership of the Notes.

                  IN WITNESS WHEREOF, the Trust has executed this certificate as of ____________, 1997.


                                            NB CAPITAL TRUST III


                                            By:________________________________
                                                Name: John E. Mack
                                                Title: Regular Trustee

                          [FORM OF REVERSE OF SECURITY]

                  Distributions payable on each Capital Security will be payable in respect of the liquidation amount of $1,000 per capital security at a rate per annum equal to LIBOR plus ___%, such rate being the rate of interest payable on the Notes to be held by the Property Trustee on behalf of the Trust. Distributions in arrears will continue to accumulate at the same rate, compounded quarterly. A Distribution is payable only to the extent that payments are made in respect of the Notes held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

                  Accrued Distributions on any Security will be calculated by multiplying the principal amount of such Security by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day from and including ___________, 1997, or from but excluding the last date to which interest has been paid, as the case may be, to and including the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the rate in effect on such day by 360. All percentages resulting from any calculation of Distributions on the securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one- millionths of a percentage point rounded upward (e.g., 5.687665% (or .05687665) would be rounded to 5.68767% (or .0568767)), and all dollar amounts used or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

                  Except as otherwise described below, Distributions on the Capital Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in ar rears on January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 1997 to the person in whose name the Capital Security is registered at the close of business on the regular record date for such installment, which shall be the close of business on the Business Day next preceding such payment date. IF PURSUANT TO THE TERMS OF THE DECLARATION, THE SECURITIES ARE NO LONGER REPRESENTED BY A GLOBAL SECURITY -- which shall be the close of business on January 1, April 1, July 1 or October 1. The Note Issuer has the right under the Inden ture to defer payments of interest by extending the interest pay ment period from time to time on the Notes for a period not exceeding 20 consecutive quarterly periods (each an "Extension Period"), provided that no Extension Period shall last beyond the date of the maturity of the Notes. As a consequence of such deferral, Distributions will also be deferred hereunder for the same period. Despite such deferral, quarterly Distributions to which Holders of such Capital Securities are entitled will con tinue to accumulate additional Distributions thereon at a rate per annum equal to LIBOR plus ___%, compounded quarterly from the relevant payment date for such Distributions. Prior to the termination of any such Extension Period, the Note Issuer may further extend such Extension Period; provided that such Exten sion Period together with all such previous and further exten sions thereof may not exceed 20 consecutive quarterly periods or extend beyond the maturity date of the Notes. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Note Issuer may commence a new Extension Period, subject to the above requirements.

                  THE CAPITAL SECURITIES SHALL BE REDEEMABLE AS PROVIDED IN THE DECLARATION.

                              ---------------------


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)


and irrevocably appoints

--------------------------------------------------------------------------------
------------------------------------ agent to transfer this Capital Security
Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date:
     --------------------------------------------

Signature:
          ---------------------------------------
(Sign exactly as your name appears on the other side of this Capital Security Certificate)

Signature Guarantee*:
                     -----------------------------------------------------------

--------------------
* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stock broker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.